UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

January 24, 2018

Date of report (Date of earliest event reported)

Agile Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36464	23-2936302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Poor Farm Road Princeton, New Jersey (Address of principal executive offices)	08540 (Zip Code)

Registrant’s telephone number, including area code (609) 683-1880

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2018, the Compensation Committee (the “Committee”) of the Board of Directors of Agile Therapeutics, Inc. (the “Company”) granted performance-based restricted stock units (“Performance Units”) under the Company’s 2014 Incentive Compensation Plan (the “Plan”), to the named executive officers of the Company, subject to the terms and conditions set forth in the issuance agreement for such Performance Units (the “Performance Unit Issuance Agreement”) and the Plan.  At that time, the Committee approved the target number of Performance Units (equal to 100% of the Performance Units subject to the award, or the “Target Award”) and the percentages of the Target Award to be received for achievement of the performance goals during the performance period beginning on the date of grant and ending on December 31, 2019 (the “Performance Period”), as set forth below.

Name	Title	Target Award of Performance Units
Al Altomari	Chairman and Chief Executive Officer (“CEO”)	125,000
Scott Coiante	Vice President and Chief Financial Officer (“CFO”)	50,000
Elizabeth Garner M.D., M.P.H.	Senior Vice President and Chief Medical Officer (“CMO”)	50,000

The Performance Units vest as follows: (i) 75% of the Target Award vests if the Primary Performance Goal (as defined in the participants’ Performance Unit Issuance Agreement) is satisfied during the Performance Period, and (ii) 25% of the Target Award vests if the Secondary Performance Goal (as defined in the participants’ Performance Unit Issuance Agreement) is satisfied during the Performance Period, provided that in either case the participant remains employed by the Company until the payment date for the vested Performance Units.  Notwithstanding the foregoing, the Committee has the discretion to increase or decrease the number of shares of common stock that vest by up to 25% of the Target Award based on Company performance in meeting the Performance Goals.  Vested Performance Units will be paid in the form of shares of the Company’s common stock between January 1, 2020 and March 15, 2020.  If a participant’s employment with the Company ends for any reason prior to the payment of the shares, or if the Performance Goals are not satisfied on or prior to the end of the Performance Period, the participant will forfeit the Performance Units, except as provided below.

Upon a Change in Control (as defined in the participants’ Performance Unit Issuance Agreement) on or prior to the end of the Performance Period, the Performance Units outstanding at the time of the Change in Control will vest immediately upon the closing of the Change in Control as follows: (a) 75% of the Target Award will vest if the Primary Performance Goal has been met (or could still be met) and (b) 25% of the Target Award will vest regardless of whether or not the Secondary Performance Goal has been met, provided that in either case the participant remains employed by the Company through the closing of the Change in Control.  The Committee has the discretion to increase or decrease the number of shares of common stock that vest by up to 25% of the Target Award based on Company performance in meeting the Performance Goals.  The shares of common stock subject to those vested Performance Units will be issued as soon as possible after the Change in Control, or will be converted into the same consideration payable to the other Company shareholders.

The form of Performance Unit Issuance Agreement to be used to evidence awards of Performance Units under the Plan is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.                Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
10.1	Form of Performance Unit Issuance Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agile Therapeutics, Inc.

Dated: January 26, 2018	By:	/s/ Alfred Altomari
	Name:	Alfred Altomari
	Title:	Chairman and Chief Executive Officer